EXHIBIT 5.1

Two World Financial Center
New York, NY 10281-1008
212.768.6700
212.768.6800 fax
www.sonnenschein.com

June 17, 2010

Board of Directors
Discovery Laboratories, Inc.
2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976-3622

Re:	Sale of Common Stock and Warrants registered pursuant to
Registration Statement on Form S-3 (File No. 333-151654)

Ladies and Gentlemen:

In our capacity as counsel to Discovery Laboratories, Inc., a Delaware corporation (the “Company”), we have been asked to render this opinion in connection with a registration statement on Form S-3 (the “Registration Statement”), heretofore filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the base prospectus dated as of June 18, 2008, as restated as of June 11, 2010, and filed pursuant to Rule 424(b) under the Act (such base prospectus, as restated, the “Base Prospectus”), the preliminary prospectus supplement filed pursuant to Rule 424(b) under the Act, dated as of June 16, 2010 (the “Preliminary Prospectus Supplement”), and the prospectus supplement filed pursuant to Rule 424(b) under the Act, dated as of June 17, 2010 (the “Prospectus Supplement”), under which the following securities being sold by the Company have been registered: (i) 35,714,286 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), (ii) five-year warrants to purchase 17,857,143 shares of Common Stock at an exercise price of $0.40 per share and short-term warrants to purchase 17,857,143 shares of Common Stock at an exercise price of $0.28 per share (each a “Warrant” and collectively, the “Warrants”) and (iii) 35,714,286 shares (the “Warrant Shares”) of Common Stock that are issuable upon exercise of the Warrants.  The securities are being sold as units (the “Units”) with each Unit being comprised of (i) one Share and (ii) one five-year Warrant and (iii) one short-term Warrant.

We are delivering this opinion to you at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with rendering this opinion, we have examined and are familiar with (i) the Company’s Amended and Restated Certificate of Incorporation, (ii) the Company’s By-Laws, (iii) the Registration Statement, including the Base Prospectus contained therein, (iv) the Preliminary Prospectus Supplement, (v) the Prospectus Supplement (such prospectus and the Preliminary Prospectus Supplement and Prospectus Supplement are collectively referred to herein as the “Prospectus”), (vi) corporate proceedings of the Company relating to the Shares, the Warrants and the Warrant Shares, and (v) such other instruments and documents as we have deemed relevant under the circumstances.

Brussels          Chicago          Dallas          Kansas City          Los Angeles          New York          Phoenix          St. Louis

San Francisco          Short Hills, N.J.          Silicon Valley          Washington, D.C.          Zurich

June 17, 2010

In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

1.  The Shares have been duly authorized by the Company and, when issued in accordance with the terms set forth in the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

2.  The Warrant Shares have been duly authorized by the Company and, when issued in accordance with the terms set forth in the Registration Statement and the Prospectus, and, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

3.  The Warrants have been duly authorized by the Company and, when issued in accordance with the terms set forth in the Registration Statement and the Prospectus, will be validly issued.

The foregoing opinion is limited to the laws of the United States of America and Delaware corporate law (which includes the Delaware General Corporation Law and applicable provisions of the Delaware constitution, as well as reported judicial opinions interpreting same), and we do not purport to express any opinion on the laws of any other jurisdiction.

We hereby consent to the use of our opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the heading “Legal Matters” in the prospectus comprising a part of the Registration Statement and any amendment thereto.  In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sonnenschein Nath & Rosenthal LLP

SONNENSCHEIN NATH & ROSENTHAL LLP